SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: February 3, 2005
                        (Date of earliest event reported)


                              NATHAN'S FAMOUS, INC.
             (Exact Name of Registrant as Specified in its Charter)





        Delaware                     1-3189                      11-3166443
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(State of Incorporation)           (Commission                (I.R.S. Employer
                                   File Number)              Identification No.)



1400 Old Country Road, Westbury, New York                          11590
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number including area code             (516) 338-8500
                                                               --------------



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(Former name or former address, if changed since last report.)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) On February 3, 2005, the Board of Directors increased the size of the Board of Directors to 9 persons and appointed Eric Gatoff to fill the resulting vacancy. There were no arrangements or understandings between Mr. Gatoff and any persons pursuant to which Mr. Gatoff was elected to the Board of Directors. Due to the fact that Mr. Gatoff is not "independent" as defined under Nasdaq Rule 4200, Mr. Gatoff has not been appointed to any committee of the Board of Directors.

     Eric Gatoff joined the Registrant as Vice President and Corporate Counsel in October 2003. Prior to October 2003, Mr. Gatoff was a partner at Grubman Indursky & Schindler, P.C., a law firm specializing in intellectual property, entertainment and media law. Mr. Gatoff is a member of the New York State Bar Association and holds a B.B.A. in Finance from George Washington University and a J.D. from Fordham University School of Law.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.


                                    NATHAN'S FAMOUS, INC.

                                    By: /s/Ronald DeVos
                                    ----------------------
                                    Ronald DeVos
                                    Vice-President Finance
                                    and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)


Dated:   February  4, 2005